Exhibit 10.2

EXECUTION COPY

MBIA INSURANCE CORPORATION,

as Insurer

AMERICREDIT FINANCIAL SERVICES, INC.

and

J.P. MORGAN SECURITIES INC.

as the Representative of the Underwriters

INDEMNIFICATION AGREEMENT

$1,000,000,000

AmeriCredit Prime Automobile Receivables Trust 2007-2-M

Automobile Receivables Backed Notes

$183,000,000 Class A-1 Notes

$85,000,000 Class A-2-A Notes

$177,000,000 Class A-2-B Notes

$270,000,000 Class A-3 Notes

$139,000,000 Class A-4-A Notes

$146,000,000 Class A-4-B Notes

Dated as of October 11, 2007

INDEMNIFICATION AGREEMENT

This Agreement, dated as of October 11, 2007, is by and among MBIA INSURANCE CORPORATION (the “Insurer”), as the Insurer under the Note Guaranty Insurance Policy (the “Policy”) issued in connection with the Offered Notes described below, AMERICREDIT FINANCIAL SERVICES, INC. (“AmeriCredit”) and J.P. MORGAN SECURITIES INC., as Representative of the Underwriters (the “Representative”).

Section 1. Definitions. As used in this Agreement, the following terms shall have the respective meanings stated herein, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Capitalized terms used in this Agreement but not otherwise defined herein will have the meanings ascribed to such terms in the Sale and Servicing Agreement (as described below).

“Act” means the Securities Act of 1933, as amended, together with all related rules and regulations.

“Agreement” means this Indemnification Agreement by and among the Insurer, AmeriCredit and the Representative of the Underwriters.

“AmeriCredit Party” means AmeriCredit, each of its parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or any “controlling person” (as such term is used in the Act) of any of the foregoing.

“Applicable Time” has the meaning assigned to such term in the Underwriting Agreement.

“Indemnified Party” means any party entitled to any indemnification pursuant to Section 5 below, as the context requires.

“Indemnifying Party” means any party required to provide indemnification pursuant to Section 5 below, as the context requires.

“Indenture” means the Indenture dated as of October 11, 2007 between the Issuer and the Trustee and Trust Collateral Agent as the same may be amended or supplemented from time to time in accordance with the terms thereof.

“Insurance Agreement” means the Insurance Agreement, dated as of October 11, 2007, by and among the Insurer, the Issuer, AmeriCredit, the Seller, the Trustee, the Trust Collateral Agent, the Collateral Agent and the Backup Servicer.

“Insurer Party” means the Insurer and its respective parents, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or any “controlling person” (as such term is used in the Act) of any of the foregoing.

“Losses” means (i) any actual out-of-pocket loss, charge, claim or liability paid by the party entitled to indemnification or contribution hereunder and (ii) any actual out-of-pocket costs and expenses paid by such party, including reasonable fees and expenses of its counsel, to the extent not paid, satisfied or reimbursed from funds provided by any other Person (provided that the foregoing shall not create or imply any obligation to pursue recourse against any such other Person).

“Offered Notes” means the $1,000,000,000 AmeriCredit Prime Automobile Receivables Trust 2007-2-M Automobile Receivables Backed Notes $183,000,000 Class A-1 Notes, $85,000,000 Class A-2-A Notes, $177,000,000 Class A-2-B Notes, $270,000,000 Class A-3 Notes, $139,000,000 Class A-4-A Notes, and $146,000,000 Class A-4-B Notes, issued pursuant to the Indenture.

“Person” means any individual, partnership, joint venture, corporation, trust or unincorporated organization or any government or agency or political subdivision thereof.

“Preliminary Prospectus Supplement” means the preliminary Prospectus Supplement dated October 9, 2007 (as amended and supplemented by the Supplement dated October 11, 2007)and filed with the Securities and Exchange Commission on October 10, 2007.

“Prospectus” means the form of final Prospectus included in the Registration Statement on each date that the Registration Statement and any post effective amendment or amendments thereto became effective.

“Prospectus Supplement” means the form of final Prospectus Supplement, dated October 11, 2007.

“Registration Statement” means the registration statement on Form S-3 of AFS SenSub Corp. relating to the Offered Notes.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of October 11, 2007, by and among the Issuer, the Seller, the Servicer, the Backup Servicer and the Trust Collateral Agent.

“Servicer” means AmeriCredit Financial Services, Inc., as Servicer.

“Underwriter Party” means each Underwriter and its parent, subsidiaries and affiliates and any shareholder, director, officer, employee, agent or “controlling person” (as such term is used in the Act) of any of the foregoing.

“Underwriters” means J.P. Morgan Securities Inc., Greenwich Capital Markets, Inc., Wachovia Capital Markets, LLC, BMO Capital Markets Corp., and UBS Securities LLC.

“Underwriting Agreement” means the Underwriting Agreement by and between AmeriCredit, the Seller and J.P. Morgan Securities Inc. as representative of the Underwriters, dated October 11, 2007.

Section 2. Representations and Warranties of the Insurer. The Insurer represents and warrants to the Underwriters and AmeriCredit as follows:

(a) Organization and Licensing. The Insurer is a duly incorporated and existing New York stock insurance company licensed to do business in the State of New York and is in good standing under the laws of such state.

(b) Corporate Power. The Insurer has the corporate power and authority to issue the Policy and execute and deliver this Agreement and the Insurance Agreement and to perform all of its obligations hereunder and thereunder.

(c) Authorization; Approvals. The issuance of the Policy and the execution, delivery and performance of this Agreement and the Insurance Agreement have been duly authorized by all necessary corporate proceedings. No further approvals or filings of any kind, including, without limitation, any further approvals of or further filings with any governmental agency or other governmental authority, or any approval of the Insurer’s board of directors or stockholders, are necessary for the Policy, this Agreement and the Insurance Agreement to constitute the legal, valid and binding obligations of the Insurer.

(d) Enforceability. The Policy, when issued, and this Agreement and the Insurance Agreement will each constitute legal, valid and binding obligations of the Insurer, enforceable in accordance with their terms, subject to applicable laws affecting the enforceability of creditors’ rights generally and general equitable principles and public policy considerations as to rights of indemnification for violations of federal securities laws.

(e) Financial Information. The consolidated financial statements of the Insurer as of December 31, 2006 and December 31, 2005 and for the three years ended December 31, 2006 incorporated by reference in the Preliminary Prospectus Supplement and the Prospectus Supplement (the “Insurer Audited Financial Statements”) fairly present in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles consistently applied. The consolidated financial statements of the Insurer and its subsidiaries as of June 30, 2007 and for the six months ended June 30, 2007 and June 30, 2006 incorporated by reference in the Preliminary Prospectus Supplement and the Prospectus Supplement present fairly in all material respects the financial condition of the Insurer as of such date and for the period covered by such statements in accordance with generally accepted accounting principles applied in a manner consistent with the accounting principles used in preparing the Insurer Audited Financial Statements. Since June 30, 2007, there has been no material change in such financial condition of the Insurer which would materially and adversely affect its ability to perform its obligations under the Note Policy.

(f) Insurer Information. The information in each of the Preliminary Prospectus Supplement and the Prospectus Supplement under the captions “THE POLICY” and “THE INSURER” (including any information incorporated by reference therein) (the “Insurer Information”) is limited and does not purport to provide the scope of disclosure required to be included in a prospectus for a registrant under the Securities Act of 1933, in connection with the public offer and sale of securities of such registrant. Within such limited scope of disclosure, the Insurer Information (i) in the Preliminary Prospectus Supplement, as of the Applicable Time and as of the Closing Date, and (ii) in the Prospectus Supplement, as of the date thereof and as of the Closing Date, did not and will not, as applicable, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) No Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Insurer’s knowledge, threatened against it at law or in equity or before or by any court, governmental agency, board or commission or any arbitrator which, if decided adversely, would materially and adversely affect its condition (financial or otherwise) or its operations or would materially and adversely affect its ability to perform its obligations under this Agreement, the Policy or the Insurance Agreement.

Section 3. Agreements, Representations and Warranties of the Underwriters. Each Underwriter, severally, represents and warrants to and agrees with the Insurer that the statements in the Prospectus Supplement made in reliance upon and in conformity with written information relating to such Underwriter furnished to AmeriCredit specifically for use in the preparation of the Preliminary Prospectus Supplement and the Prospectus Supplement, and acknowledged in writing in the Underwriting Agreement (referred to herein as the “Underwriter Information”) does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4. Agreements, Representations and Warranties of AmeriCredit. AmeriCredit represents, warrants to and agrees with the Insurer and the Underwriters that:

(a) Registration Statement. The information in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, other than the Insurer Information and the Underwriter Information, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Representations and Warranties. Each of the representations and warranties of AmeriCredit contained in the Insurance Agreement is true and correct in all material respects, and AmeriCredit hereby makes each such representation and warranty to, and for the benefit of, the Insurer as if the same were set forth in full herein.

Section 5. Indemnification.

(a) The Insurer hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each AmeriCredit Party and each Underwriter Party against any and all Losses incurred by them with respect to the offer and sale of any of the Offered Notes and resulting from (i) the Insurer’s breach of any of its representations and warranties set forth in Section 2 of this Agreement (ii) any and all Losses to which each AmeriCredit Party and any Underwriter Party may become subject, under the Act of otherwise, subject to the limited scope of the Insurer Information described below insofar as such Losses arise out of or result from an untrue statement of a material fact contained in the Preliminary Prospectus Supplement or the Prospectus Supplement or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in the Insurer Information included therein; and provided further, that it is understood that the Insurer Information is limited and does not purport to provide the scope of disclosure required to be included in a prospectus for a registrant under the Securities Act of 1933, in connection with the public offer and sale of securities of such registrant.

(b) Each Underwriter, hereby agrees, severally and not jointly, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party against any and all Losses incurred by it with respect to the offer and sale of any of the Offered Notes and resulting from such Underwriter breach of any of its representations and warranties set forth in Section 3 of this Agreement.

(c) AmeriCredit hereby agrees, upon the terms and subject to the conditions of this Agreement, to indemnify, defend and hold harmless each Insurer Party against any and all Losses incurred by it with respect to the offer and sale of any of the Offered Notes and resulting from AmeriCredit’s breach of any of its representations and warranties set forth in Section 4 of this Agreement.

(d) Upon the incurrence of any Losses entitled to indemnification hereunder, the Indemnifying Party shall reimburse the Indemnified Party promptly upon establishment by the Indemnified Party to the Indemnifying Party of the Losses incurred.

Section 6. Notice To Be Given.

(a) Except as provided in Section 7 below with respect to contribution, the indemnification provided herein by the Indemnifying Party shall be the exclusive remedy of each Indemnified Party for the Losses resulting from the Indemnifying Party’s breach of a representation, warranty or agreement hereunder; provided, however, that each Indemnified Party shall be entitled to pursue any other remedy at law or in equity for any such breach so long as the damages sought to be recovered shall not exceed the Losses incurred thereby resulting from such breach.

(b) In the event that any action or regulatory proceeding shall be commenced or claim asserted which may entitle an Indemnified Party to be indemnified under this Agreement, such party shall give the Indemnifying Party written or facsimile notice of such action or claim reasonably promptly after receipt of written notice thereof; provided, however, that the failure to notify the Indemnifying Party shall not relieve it of any liability it may have to an Indemnified Party.

(c) Upon request of the Indemnified Party, the Indemnifying Party shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. The Indemnifying Party may, at its option, at any time upon written notice to the Indemnified Party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the Indemnified Party in connection therewith, provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the Indemnifying Party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Indemnifying Party shall be entitled to participate in the defense of any such action or claim in reasonable cooperation with, and with the reasonable cooperation of, each Indemnified Party.

(d) The Indemnified Party will have the right to employ its own counsel in any such action, but the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the employment of counsel by the Indemnified Party at the Indemnifying Party’s expense has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action or (iii) the named parties to any such action include the Indemnifying Party on the one hand and, on the other hand, the Indemnified Party, and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on such Indemnified Party’s behalf), in each of which cases the reasonable fees and expenses of counsel (including local counsel) will be at the expense of the Indemnifying Party, and all such fees and expenses will be reimbursed promptly as they are incurred. In the event that any expenses so paid by the Indemnifying Party are subsequently determined not to be required to be borne by the Indemnifying Party hereunder, the party which received such payment shall promptly refund to the Indemnifying Party the amount so paid by such Indemnifying Party. Notwithstanding the foregoing, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, the Indemnifying Party shall not be liable for the fees and expenses of more than one counsel for all AmeriCredit Parties, more than one counsel for all Underwriter Parties and more than one counsel for all Insurer Parties, as applicable.

(e) The Indemnified Parties shall cooperate with the Indemnifying Parties in resolving any event which would give rise to an indemnity obligation pursuant to Section 5 hereof in the most efficient manner.

(f) No settlement of any such claim or action shall be entered into without the consent of each Indemnified Party who is subject to such claim or action, on the one hand, and each Indemnifying Party who is subject to such claim or action, on the other hand; provided, however, that the consent of such Indemnified Party shall not be required if such settlement fully discharges, with prejudice against the plaintiff, the claim or action against such Indemnified Party.

(g) Any failure by an Indemnified Party to comply with the provisions of this Section shall relieve the Indemnifying Party of liability only if such failure is materially prejudicial to any legal pleadings, grounds, defenses or remedies in respect thereof or the Indemnifying Party’s financial liability hereunder, and then only to the extent of such prejudice.

Section 7. Contribution.

(a) To provide for just and equitable contribution if the indemnification provided by the Insurer is determined to be unavailable for an Underwriter Party (other than pursuant to Section 5 or 6 of this Agreement), or if the indemnification provided by any Underwriter is determined to be unavailable for any Insurer Party (other than pursuant to Section 5 or 6 of this Agreement), the Insurer and the Underwriters shall contribute to the aggregate costs of liabilities arising from any breach of their respective representations and warranties set forth in this Agreement on the basis of the relative fault of all Insurer Parties and all Underwriter Parties.

(b) To provide for just and equitable contribution if the indemnification provided by the Insurer is determined to be unavailable for any AmeriCredit Party (other than pursuant to Section 5 or 6 of this Agreement), or if the indemnification provided by AmeriCredit is determined to be unavailable for any Insurer Party (other than pursuant to Section 5 or 6 of this Agreement), the Insurer and AmeriCredit shall contribute to the aggregate cost of liabilities arising from any breach of their respective representations and warranties set forth in this Agreement on the basis of the relative fault of all Insurer Parties and all AmeriCredit Parties.

(c) The relative fault of each Indemnifying Party, on the one hand, and of each Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether the breach of, or alleged breach of, any of its representations and warranties set forth in Section 2, 3 or 4 of this Agreement relates to information supplied by, or action within the control of, the Indemnifying Party or the Indemnified Party and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such breach.

(d) The parties agree that the Insurer shall be solely responsible for the Insurer Information and for the Insurer Financial Statements, that each Underwriter shall be solely responsible for the Underwriter Information provided by such Underwriter in writing for use in the Prospectus Supplement and that AmeriCredit shall be responsible for all other information in the Registration Statement and in the Prospectus Supplement.

(e) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter Party, any AmeriCredit Party or any Insurer Party, (ii) the issuance of any Offered Notes or the Policy or (iii) any termination of this Agreement.

(g) Upon the incurrence of any Losses entitled to contribution hereunder, the contributor shall reimburse the party entitled to contribution promptly upon establishment by the party entitled to contribution to the contributor of the Losses incurred.

Section 8. Notices. All notices and other communications provided for under this Agreement shall be addressed to the address set forth below as to each party or at such other address as shall be designated by a party in a written notice to the other party.

If to the Insurer:	MBIA Insurance Corporation 113 King Street Armonk, NY 10504 Attention: Insured Portfolio Management—Structured Finance (IPM-SF)

If to AmeriCredit:	AmeriCredit Financial Services, Inc. 801 Cherry Street, Suite 3900 Fort Worth, TX 76102 Attention: Chief Financial Officer

If to the Representative:	J.P. Morgan Securities Inc. 270 Park Avenue, 10th Floor New York, NY 10017

Section 9. Governing Law, Etc. This Agreement shall be deemed to be a contract under the laws of the State of New York and shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions. This Agreement may not be assigned by any party without the express written consent of each other party. Amendments of this Agreement shall be in writing signed by each party. This Agreement shall not be effective until executed by each of the Insurer, AmeriCredit and the Underwriters.

Section 10. Insurance Agreement; Underwriting Agreement; Sale and Servicing Agreement. This Agreement in no way limits or otherwise affects the indemnification obligations of AmeriCredit under (a) the Insurance Agreement, (b) the Underwriting Agreement or (c) the Sale and Servicing Agreement. To the extent that this Agreement conflicts with or does not address the relative rights of the Underwriters and AmeriCredit as between themselves as set forth in the Underwriting Agreement, the Underwriting Agreement shall govern.

Section 11. Limitations. Nothing in this Agreement shall be construed as a representation or undertaking by the Insurer concerning maintenance of the rating currently assigned to its claims-paying ability by Moody’s Investors Service, Inc. (“Moody’s”) and/or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) or any other rating agency (collectively, the “Rating Agencies”).

Section 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall together constitute but one and the same instrument.

Section 13. Nonpetition. So long as the Insurance Agreement is in effect, and for one year following its termination, none of the parties hereto will file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Indemnification Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.

MBIA INSURANCE CORPORATION

By	/s/ Stephanie Taylor Ciavarello
Assistant Secretary

AMERICREDIT FINANCIAL SERVICES, INC.

By	/s/ Susan B. Sheffield
Title	Senior Vice President, Structured Finance

J.P. MORGAN SECURITIES INC. for itself and as Representative of the Underwriters

By	/s/ John Cho
Title	Managing Director